CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our reports relating to the financial statements of Med Gen, Inc. contained in the Form 10-SB dated December 7, 1999 and Form 10K-SB dated December 1, 2000 and to all references to our firm appearing in such Registration Statement.

/s/ Richard H. Harris & Associates, P.A.

Richard H. Harris & Associates, P.A.
4901 N.W. 17th Way, Suite 406
Fort Lauderdale, Florida 33309
January 16, 2001